                                                                     Exhibit 2.8
                                                                     -----------
                              EXCHANGE AGREEMENT

          This Exchange Agreement (the "Agreement") is entered into as of this 12th day of January, 2000, (the "Effective Date") between Synbiotics Corporation, a California corporation ("Synbiotics"), and the individual members (the "Members") of W3 Commerce LLC, a Delaware limited liability company ("W3C"), listed in the signature page hereto.

                                R E C I T A L S
                                ---------------

          Whereas, the Board of Directors of Synbiotics and the Members and Managers of W3C believe it is in the best interests of their respective companies to consummate the exchange transactions provided for herein in which the Members of W3C, subject to the terms and conditions set forth herein, will exchange their percentage member interests in W3C (the "W3C Units") solely for convertible promissory notes of Synbiotics in the form attached hereto as Exhibit A (the "Synbiotics Notes") and, if and when certain contingencies are
---------
satisfied, shares of common stock ("Synbiotics Common Stock") of Synbiotics (the "Contingent Shares"); and

          Whereas, each of the Members hereby agrees to exchange his or her W3C Units for Synbiotics Notes and the expectancy of Contingent Shares (the "Exchange") on the terms and conditions set forth herein;

          Whereas, the parties desire to make certain representations, warranties and agreements in connection with the transactions provided for herein.

          Now, Therefore, in consideration of the representations, warranties and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                 THE EXCHANGE
                                 ------------

          1.1       The Exchange.  At the closing of the Exchange (the
                    ------------
"Closing") and subject to the terms and conditions of this Agreement, the outstanding W3C Units shall be exchanged by the Members for Synbiotics Notes and the expectancy of Contingent Shares pursuant to the terms of this Agreement.

          1.2       Closing.  The Closing shall take place at 4:00 p.m. on
                    -------
January 12, 2000, or one or more subsequent dates as the parties hereto shall agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California, or such other place as the parties shall agree.

          1.3       Notes.  At the Closing, Synbiotics shall execute and
                    -----
deliver to each Member a Synbiotics Note with an original principal amount equal to $2,812,500 times the

Member's Quotient. The "Quotient" of a Member shall be the quotient of (a) the percentage number of W3C Units exchanged by such Member under this Agreement, divided by (b) the percentage number of all W3C Units exchanged by all the Members under this Agreement. Upon the Exchange, such Member shall have no further rights in respect of any W3C Units other than the right to receive Synbiotics Notes and the expectancy of Contingent Shares as provided herein.

          1.4       Contingent Shares.  Assuming the Closing occurs, Synbiotics
                    -----------------
shall deliver to each Member, if and within 30 days after the First Contingency is satisfied, a number of shares of unregistered Synbiotics Common Stock (Contingent Shares) equal to 400,000 times the Member's Quotient. Assuming the Closing occurs, Synbiotics shall deliver to each Member, if and within 30 days after the Second Contingency is satisfied, a number of shares of unregistered Synbiotics Common Stock (Contingent Shares) equal to 400,000 times the Member's Quotient. The "First Contingency" is that before January 12, 2003 the mean average of the closing sale prices of Synbiotics Common Stock on the Nasdaq National Market for any period of 90 consecutive calendar days equals or exceeds $12.50 or that before January 12, 2003 Synbiotics has been acquired for cash consideration of at least $12.50 per share of Synbiotics Common Stock. The "Second Contingency" is that before January 12, 2003 the mean average of the closing sale prices of Synbiotics Common Stock on the Nasdaq National Market for any period of 90 consecutive calendar days equals or exceeds $25.00 or that before January 12, 2003 Synbiotics has been acquired for cash consideration of at least $25.00 per share of Synbiotics Common Stock. If before January 12, 2003 Synbiotics is acquired for cash at an amount less than either of the prices associated with the First Contingency or Second Contingency, a proportionate number of Contingent Shares shall be delivered to each Member. Such proportion shall be determined by dividing the price paid for each share of Synbiotics stock in such acquisition by each of $12.50 and $25.00, respectively, and then multiplying the result of each such calculation by 400,000. The resulting numbers, when added together, shall represent the total number of Contingent Shares to be delivered by Synbiotics to each Member. In no event, however, shall the number of shares to be delivered to each Member exceed 800,000 shares. If before January 12, 2003 Synbiotics is acquired for stock, the fair market value of the number of shares issued in the acquisition for one share of Synbiotics Common Stock shall continue to be "tracked," as if it were the closing sale price of one share of Synbiotics Common Stock, until January 12, 2003 for the purpose of determining whether the First Contingency and/or the Second Contingency is satisfied.

          Pursuant to Article 7.3 of this Agreement, the effect of this Article
                      -----------                                       -------
1.4 shall be binding upon and shall inure to the benefit of the parties hereto
---
and their respective successors and assigns, with all obligations of this
Article 1.4 being assumed by such successors and assigns.  This explicit
-----------
reference to the binding nature of this Article 1.4 shall in no way limit the
                                        -----------
effect of Article 7.3 on the other provisions of this Agreement.
          -----------

          1.5       Contribution of Assets.  Before the Closing, the Members
                    ----------------------
shall contribute to W3C all rights, assets and property of any person currently or previously used in the business now being conducted, and presently proposed to be conducted, by or in the name of W3C (the "Business") or necessary for W3C to operate and conduct the Business ("Contributed Assets"), by instruments of transfer satisfactory to Synbiotics. All Contributed Assets shall be transferred to W3C in fee simple free and clear of all adverse claims, restrictions, security interests, liens and encumbrances.

          1.6       Private Placement.
                    -----------------

                    (a) The issuance of Synbiotics Notes, the issuance of shares of Synbiotics Common Stock upon conversion of the Synbiotics Notes, and the issuance of Contingent Shares (if any) are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the private placement exemption provided by
Section 4(2) of the Securities Act, and of applicable state securities laws. Each Member hereby agrees to take all actions and execute all documents reasonably requested by Synbiotics to qualify the issuance of such securities for such exemptions.

                    (b) Any evidence of ownership of the Synbiotics Notes, the shares of Synbiotics Common Stock issuable upon conversion thereof, and the Contingent Shares (if any) (collectively, the "Securities") shall bear the following legend:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED SATISFACTORY EVIDENCE THAT SUCH REGISTRATION IS NOT REQUIRED."

The Securities shall not be transferable in the absence of an effective registration statement under the Securities Act or an exemption therefrom. Synbiotics shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

          1.7       Closing Deliveries.
                    ------------------

                    (a) At the Closing, Synbiotics shall deliver to each Member the Synbiotics Notes issuable in exchange for such Member's W3C Units and each Member shall deliver to Synbiotics a Limited Liability Company Interest Certificate, accompanied by a duly executed transfer instrument.

                    (b) At the Closing, Members Colin Lucas-Mudd, Edward Brunel-Cohen and Regan Carey shall each execute and deliver to Synbiotics non-competition agreements in substantially the form attached hereto as Exhibit B (the "Non-Competition Agreements"). Also at the Closing, Colin Lucas-Mudd and Regan Carey shall execute and deliver to Synbiotics employment agreements substantially in the form attached hereto as Exhibit C (the "Mudd and Carey Employment Agreements"). Within thirty (30) days of the Closing, Edward Brunel-Cohen shall enter into an employment agreement (the "Cohen Employment Agreement") in the United Kingdom having terms that are substantially equivalent to those contained in the Mudd and Carey Employment Agreements, subject to such changes or additions required to conform the Cohen Employment Agreement to local laws and practices. Also at the Closing, W3C shall deliver to Synbiotics Proprietary Information and Inventions Agreements, pursuant to Section 3.23 hereof, executed by each employee and consultant of W3C.

          1.8       Stock Splits, etc.  All figures in this Article I are based
                    -----------------
on there being no change in the W3C Units or the Synbiotics Common Stock by way of stock split, stock dividend, reverse stock split, or other increase or decrease (without consideration) in the number of outstanding securities. In the event of any such changes, the numbers in this Article I shall be appropriately adjusted to prevent the enlargement or diminution of benefits to anyone.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SYNBIOTICS
                 --------------------------------------------

          Synbiotics hereby represents and warrants to each Member that, except as set forth on a Synbiotics Disclosure Letter (the "Disclosure Letter") previously delivered by Synbiotics to Colin Lucas-Mudd as the representative of the Members (the "Representative"):

          2.1       Organization and Authority of Synbiotics.  Synbiotics is a
                    ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Synbiotics, the performance by Synbiotics of its obligations hereunder and thereunder and the consummation by Synbiotics of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Synbiotics. This Agreement has been duly executed and delivered by Synbiotics, and (assuming due authorization, execution and delivery by each Member) this Agreement constitutes a legal, valid and binding obligation of Synbiotics, enforceable against Synbiotics in accordance with its terms.

          2.2       Capital Structure.  The authorized capital stock of
                    -----------------
Synbiotics consists of 24,800,000 shares of Common Stock, of which there are 9,197,132 shares issued and outstanding as of the date hereof and 25,000,000 shares of preferred stock, of which there are no shares issued and outstanding as of the date hereof. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, except as disclosed in Synbiotics' SEC reports and subsequent stock option grants in the ordinary course of business. When and if issued, the Securities will be duly authorized, validly issued, fully paid and non-assessable and free of any liens or encumbrances created by, or resulting from the actions of, Synbiotics, and will not be subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Synbiotics or any agreement to which Synbiotics is a party or by which it is bound.

          2.3       Authorization.  All and any corporate action on the part of
                    -------------
Synbiotics, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by Synbiotics of all its obligations under this Agreement and for the authorization, issuance, sale and delivery of the Securities has been taken, and this Agreement, once executed by Synbiotics and the Members, will constitute a legally binding and valid obligation of Synbiotics enforceable in accordance with its terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except for rights, if any, which have been duly waived, the issuance and sale of the Securities will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

          2.4       Validity of Shares.  The Securities, when issued, sold and
                    ------------------
delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, compliance with applicable federal and state securities laws), fully paid and nonassessable.

          2.5       No Conflict.  The execution and delivery of this Agreement
                    -----------
do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse in time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of Synbiotics. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse in time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Synbiotics, its properties or assets, the effect of which could have a material adverse effect on Synbiotics or materially impair or restrict its power to perform its obligations as contemplated hereby.

          2.6       Accuracy of Reports.  Synbiotics' annual report on Form
                    -------------------
10-KSB for the year ended December 31, 1998 filed with the SEC, Synbiotics' amended quarterly report on Form 10-QSB/A for the quarter ended September 30, 1999 filed with the SEC (the "Quarterly Report"), and all reports required to be filed by Synbiotics thereafter to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (together, the "SEC Reports"), have been duly filed, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

          2.7       Changes.  Except as otherwise disclosed herein or in the SEC
                    -------
Reports, between September 30, 1999 and the date of this Agreement there has not been:

                    (a) any change in the assets, liabilities, financial condition, prospects or operations of Synbiotics from that reflected in the Quarterly Report, except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

                    (b) any material change in the contingent obligations of Synbiotics, whether by way of guaranty, endorsement, indemnity, warranty or otherwise;

                    (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of Synbiotics;

                    (d) any declaration or payment of any dividend or other distribution of the assets of Synbiotics;

                    (e)  any labor organization activity; or

                    (f) to the best of Synbiotics' knowledge, any other event or condition of any character which has materially and adversely affected Synbiotics' assets, liabilities, financial condition, prospects or operations.

          2.8       Government Consent, etc.  No consent, approval or
                    -----------------------
authorization of or designation, declaration or filing with any governmental authority on the part of Synbiotics is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except the filing of a Registration Statement and related activities pursuant to
Article V hereof.

          2.9       Full Disclosure.  The representations and warranties of
                    ---------------
Synbiotics contained in this Agreement, when read together with the Synbiotics Disclosure Letter and the SEC Reports, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
                 ---------------------------------------------

          Each Member hereby jointly and severally represents and warrants to Synbiotics that, except as set forth on a Members Disclosure Letter previously delivered by the Representative, on behalf of the Members, to Synbiotics, , and except as set forth on the Schedule of Exceptions attached hereto as Exhibit D
                                                                     ---------
("Schedule of Exceptions"):

          3.1       Investment Risk.  Each Member is aware that the Securities
                    ---------------
have not been and upon issuance will not be registered under the Securities Act or any applicable state securities laws, and agrees that the Securities will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Such Member will not transfer the Securities in violation of the provisions of any applicable federal or state securities laws. In this connection, such Member represents that he or she is familiar with Rule 144 promulgated pursuant to the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Member understands that the offering and exchange of the Securities are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act, based, in part, upon the representations, warranties and agreements contained in this Agreement and further understands that Synbiotics is relying on such representations, warranties and agreements in connection therewith. Such Member is acquiring the Synbiotics Notes and would obtain the other Securities for his or her own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Securities except in compliance with the Securities Act. Such Member represents that by reason of his or her business and financial experience, and the business and financial experience of those persons, if any, retained by him or her to advise him or her with respect to his or her investment in the Securities, such Member together with such advisors has knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risk of the prospective investment. Such Member's financial condition and investments are such that he or she is in a financial position to hold the Securities for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, his or her investment in the Securities.

          3.2       Organization; Good Standing; Qualification.  W3C is a
                    ------------------------------------------
limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. W3C's Company Agreement (the "Company Agreement") is as dated July 16, 1998. W3C has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. W3C is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

          3.3       Authorization.  This Agreement and any other agreement to
                    -------------
which any Member is to be a party and the execution and delivery of which is contemplated hereby (the "Ancillary Agreements") constitute valid and legally binding obligations of the Members, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.4       Governmental Consents.  No consent, approval, qualification,
                    ---------------------
order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of W3C or the Members in connection with the Members' valid execution, delivery, or performance of this Agreement or any Ancillary Agreement.

          3.5       Capitalization.  The authorized equity securities of W3C
                    --------------
consist of percentage ownership interests, all one hundred percent (100%) of which are issued and outstanding. The outstanding W3C Units are owned by the persons and in the percentages following (in each case of record, beneficially, in fee simple and free of any legends, restrictions, adverse claims, liens and encumbrances):

          Colin Lucas-Mudd                 63.0%
          ----------------------           ------------

          Donna Lucas-Mudd                 15.0%
          ----------------------           ------------

          Edward Brunel-Cohen              12.0%
          ----------------------           ------------

          Regan Francis Carey              3.0%
          ----------------------           ------------

          Rigdon Currie                    2.0%
          ----------------------           ------------

          Mark Brunel-Cohen                1.5%
          ----------------------           ------------

          Tim Mudd                         1.0%
          ----------------------           ------------

          Steven Usrey                     1.0%
          ----------------------           ------------

          Drew Keene                       1.0%
          ----------------------           ------------

          Kimberley Lind                   0.5%
          ----------------------           ------------

The outstanding W3C Units have been issued pursuant to valid exemptions from the registration or qualification provisions of the Securities Act and any relevant state securities laws. There are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from W3C or from any Member of any W3C member interests or securities exercisable or exchangeable for or convertible into any W3C member interests.

          3.6       Subsidiaries.  Except as set forth in the Schedule of
                    ------------
Exceptions, W3C does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. W3C is not a participant in any joint venture, partnership, or similar arrangement.

          3.7       Contracts and Other Commitments.  Except as set forth on
                    -------------------------------
the Schedule of Exceptions, W3C does not have any contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $5,000, and do not extend for more than one (1) year beyond the date hereof, and (ii) contracts terminable at will by W3C on no more than thirty (30) days' notice without cost or liability to W3C and that do not involve any employment or consulting arrangement and are not material to the conduct of W3C's business. For the purpose of this paragraph, employment and consulting contracts, and license agreements and any other agreements relating to the acquisition or disposition of W3C's technology, shall not be considered to be contracts entered into in the ordinary course of business. Each contract, agreement or other arrangement disclosed in the Members Disclosure Letter or in the Schedule of Exceptions is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms. W3C has performed all of its required material obligations under, and is not materially in violation or breach of or default under, any such contract, agreement or arrangement. The other parties to any such contract, agreement or arrangement are not in violation or breach of or default under any such contract, agreement or arrangement.

          3.8       Related-Party Transactions.  Except as set forth in the
                    --------------------------
Schedule of Exceptions, no employee, Member (shareholder), manager, officer, or director of W3C or member of his or her immediate family thereof is indebted to W3C, nor is W3C indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has any direct or indirect ownership interest in any firm or corporation with which W3C is affiliated or with which W3C has a business relationship, or any firm or corporation that competes with W3C, except that employees, officers or directors of W3C and members of their immediate families may own stock in publicly traded companies that may compete with W3C. No manager, officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with W3C. Additionally, none of such persons
(i) has engaged in any business dealings with W3C, (ii) owns directly or indirectly, in whole or in part, any material tangible or intangible property that W3C uses or (iii) has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any person of which any Member, manager, officer, or director of W3C is a partner or stockholder (except for stock holdings in publicly traded companies).

          3.9       Certain Business Practices.  No employee, Member
                    --------------------------
(shareholder), manager, officer, or director of W3C (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

          3.10      Permits.  W3C has all franchises, permits, licenses, and
                    -------
any similar authority necessary for the conduct of the Business. W3C is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          3.11      Compliance with Law and Other Instruments.  Neither any of
                    -----------------------------------------
the Members nor W3C is in violation or default in any material respect of any provision of W3C's Company Agreement or in any material respect of any provision of any agreement, instrument or contract to which W3C or any Member is a party or by which W3C or any Member is bound or of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to W3C or any Member. The execution, delivery and performance by the Members of this Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby will not (assuming the absence of any consent that has not actually been obtained) result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of W3C or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material public or private license, permit, authorization, or approval applicable to W3C, its business or operations, or any of its assets or properties.

          3.12      Litigation.  There is no action, suit, proceeding or
                    ----------
investigation pending or currently threatened against W3C or any Member that questions the validity of this Agreement or any Ancillary Agreement or the right of the Members to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of W3C, or in any material change in the current equity ownership of W3C; and there is no basis for any such action. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of W3C's employees, their use in connection with W3C's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by W3C with potential backers of, or investors in, W3C or its proposed business. Neither any of the Members nor W3C is a party to or named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by or against W3C currently pending or that W3C currently intends to initiate.

          3.13      Business Plan.  The Business Plan dated October 15, 1999,
                    -------------
previously delivered to Synbiotics (the "Business Plan") was prepared in good faith by W3C and does not, to the best of the Members' knowledge after reasonable investigation, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to projections and expressions of opinion or predictions contained in the Business Plan, the Members represent that such projections and expressions of opinion and predictions were made in good faith and that W3C believes there is a reasonable basis therefor.

          3.14      Title to Property and Assets; Leases.  W3C is in possession
                    ------------------------------------
of and has good and marketable title to, or has valid leasehold interests in or valid rights under written agreements to use, all tangible real or personal property, equipment, plants, buildings, structures, facilities and all other rights, assets and properties used in or reasonably necessary for the conduct of the Business, including all the Contributed Assets and tangible personal property reflected on the Financial Statements and any tangible personal property acquired since that date other than property disposed of since such date in the ordinary course of business. Except (a) for liens for current taxes not yet delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, or (c) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or W3C owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. Each real property lease is a legal, valid and binding agreement of W3C subsisting in full force and effect enforceable in accordance with its terms, and there is no, and W3C has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. With respect to any property and assets it leases, W3C is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (a)-(c) above.

          3.15      Liabilities.  W3C has no liability or obligation, absolute
                    -----------
or contingent, except (i) obligations and liabilities incurred in the ordinary course of business that are not material, individually or in the aggregate, and
(ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. W3C has no indebtedness for borrowed money that W3C has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which W3C has otherwise become directly or indirectly liable.

     3.16   Books and Records. The minute books and other LLC records of W3C as
            -----------------
made available to Synbiotics contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the Members, the board of directors (managers) and committees of the board of directors (managers) of W3C. The stock transfer ledgers and other similar records of W3C accurately reflect all issuances and record transfers of the equity interests of W3C. The other financial and business books and records of W3C are true, correct and complete.

     3.17   Financial Statements. The Members have previously delivered to
            --------------------
Synbiotics the balance sheet of W3C as of December 15, 1999 and the statement of income for the eleven and one-half (11 1/2)-month period then ended (the "Financial Statements"). Such Financial Statements (i) are true, correct and complete, (ii) are in accordance with the books and records of W3C, (iii) have been prepared in conformity with GAAP, and (iv) fairly present the financial condition and results of operations of W3C as of the date thereof and for the period covered thereby; provided that the Financial Statements are subject to normal year-end adjustments and lack footnotes and certain other presentations.

     3.18   Absence of Changes. Since the end of the period covered by the
            ------------------
Financial Statements, there has not been any event or condition of any type that has (individually or in the aggregate) materially and adversely affected (or could reasonably be expected to materially and adversely affect) the business, properties, prospects or financial condition of W3C.

     3.19   Absence of Certain Developments. Since December 15, 1999, W3C has
            -------------------------------
not;

            (a) issued any securities or any right, option or warrants with respect thereto;

            (b) borrowed any amount, obtained any letters of credit or incurred or become subject to any Liabilities except accounts payable or liabilities in excess of $25,000 in the aggregate;

            (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

            (d) mortgaged or pledged any of its rights, assets or properties, or subjected them to any lien, charge or any other encumbrance;

            (e) sold, leased, subleased, assigned or transferred any of its rights, assets or properties, except in the ordinary course of business, or cancelled any debts or claims;

            (f) made any changes in any employee compensation, severance or termination agreement, commitment or offer of employment to any individuals;

            (g) entered into any material transaction, or modified any existing transaction;

            (h) suffered any damage, destruction or casualty loss, whether or not covered by insurance ;

            (i) made any capital expenditures, additions or improvements or commitments for the same, except those made in the ordinary course of business which in the aggregate do not exceed $25,000;

            (j) entered into any transaction or operated the Business, not in the ordinary course of business;

            (k) made any change in its accounting methods or practices or ceased making accruals for taxes, obsolete inventory, vacation and other customary accruals;

            (l) ceased from reserving cash to pay taxes, principal and interest on borrowed funds, and other customary expenses and payments;

            (m) caused to be made any reevaluation of any of its rights, assets or properties;

            (n) caused to be entered into any amendment or termination of any lease, customer or supplier contract or other material contract or agreement to which it is a party;

            (o) made any material change in any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition or sale policies;

            (p) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the Business or its financial condition;

            (q) permitted to occur or be made any other event or condition of any character which has had a material adverse effect on it;

            (r) waived any rights material to its financial or business condition;

            (s)     made any illegal payment or rebates;

            (t)     made or changed any material tax election;

            (u)     paid or declared any dividends or distributions;

            (v)     repurchased or redeemed any securities; or

            (w)     entered into any agreement to do any of the foregoing.

     3.20   Patents, Copyrights, and Trademarks.  W3C owns or possesses
            -----------------------------------
sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, domain names, information, proprietary rights and processes necessary or desirable in order to conduct the Business without any conflict with or infringement of the rights of others.

All of these are listed on the Members Disclosure Letter. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is W3C bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, domain names, information, proprietary rights and processes of any other person or entity. W3C has not received any communications alleging that W3C has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. None of W3C's consultants or employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such consultant's or employee's best efforts to promote the interests of W3C or that would conflict with W3C's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of W3C's business by the employees of W3C, nor the conduct of W3C's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such consultants or employees is now obligated. W3C does not need to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by W3C. To the extent that any work, invention, or material has been developed or created by a third party for W3C, W3C has a written agreement with such third party with respect thereto and W3C thereby has obtained ownership of, and is the exclusive owner of, all intellectual property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

     3.21   Marketing Rights. W3C has not granted rights to license, market, or
            ----------------
sell its products and services to any other person and is not bound by any agreement that affects W3C's exclusive right to develop, distribute, license, market, or sell its products and services.

     3.22   Employees; Employee Compensation. There is no strike, or labor
            --------------------------------
dispute or union organization activities pending or threatened between W3C and its employees. None of W3C's employees belongs to any union or collective bargaining unit. W3C has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. No employee of W3C is or will be in violation of any judgment, decree or order, or any term of any employment contract, noncompetition agreement, nondisclosure agreement or other contract or agreement relating to the relationship of any such employee with W3C or any other party because of the nature of the business conducted or to be conducted by W3C or to the utilization by the employee of his best efforts with respect to such business. No W3C employee or consultant has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer or has violated any confidential relationship which such person may have had with any third party, in connection with the Business, and W3C has no reason to believe there will be any such employment or violation. W3C is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement or benefit plan (including any ERISA plan). No officer or key employee, or any group of key employees, intends to terminate their employment with W3C, nor does W3C have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of W3C is terminable at the will of W3C.

     3.23   Proprietary Information and Inventions Agreements. Each employee
            -------------------------------------------------
consultant of W3C has executed a Proprietary Information and Inventions Agreement substantially in the form that has been delivered to Synbiotics.

     3.24   Tax Returns, Payments. W3C has filed all tax returns and reports as
            ---------------------
required by law. These returns and reports are true and correct in all material respects. W3C has paid all taxes and other assessments due, except those contested by it in good faith. W3C has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. W3C has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

     3.25   Insurance. W3C and/or its Members has or have in full force and
            ---------
effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. W3C and/or its Members has or have in full force and effect comprehensive general liability insurance and products liability insurance in amounts customary for companies similarly situated.

     3.26   Environmental and Safety Laws. W3C is not in violation of any
            -----------------------------
applicable statute, law, or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     3.27   Contributed Assets. The Members have contributed to W3C, in
            ------------------
compliance with Section 1.5, all assets, properties and rights which should be Contributed Assets.

     3.28   Bank Accounts. The Members Disclosure Letter contains a complete and
            -------------
accurate list of each deposit account or asset maintained by or on behalf of W3C with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each person authorized to have access thereto.

     3.29   Disclosure. The Members have provided Synbiotics with all the
            ----------
information reasonably available to them that Synbiotics has requested for deciding whether to purchase the W3C Units and all information which the Members believe is reasonably necessary to enable Synbiotics to make such decision. Neither this Agreement nor any other written or oral statements made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                  ARTICLE IV

                            POST-CLOSING COVENANTS
                            ----------------------

     4.1    Registration of Shares.
            ----------------------

            (a) Synbiotics shall, within 45 days after the earlier of satisfaction of the First Contingency or conversion of Synbiotics Notes with an aggregate principal balance of at least $1,000,000, prepare and file with the SEC a registration statement on Form S-3 under the Securities Act covering the resale of the Synbiotics Common Stock within the Securities (the "Shares") by the Members (the "Registration Statement"), and corresponding applications for registration under the blue sky laws of any states for which the Members reasonably request in writing to Synbiotics that Synbiotics obtain such blue-sky registration (it being understood that in the vast majority of states no such registration is legally required, due to Synbiotics' Nasdaq National Market listing or other reasons). Synbiotics shall use its reasonable diligent efforts to obtain effectiveness of the Registration Statement and such blue sky registrations as soon thereafter as practicable, and in any event within 90 days after the initial filing of the Registration Statement with the SEC, and shall use its best efforts to keep the Registration Statement and such blue sky registrations effective after that. Notwithstanding the foregoing, Synbiotics will only be required to maintain the effectiveness of the Registration Statement and such blue sky registrations until the earlier of (a) such time as all of the Shares have been disposed of by the Members, or (b) such date on which each of the Members may legally dispose of all of the Shares held by him in one transaction in the open market pursuant to Rule 144(k) under the Securities Act. Synbiotics shall also cause the Shares, when and if issued, to be listed on the Nasdaq National Market and on any stock exchange on which the Synbiotics Common Stock may from time to time be listed. Synbiotics shall pay all fees and expenses incurred by Synbiotics in connection with preparing, filing, prosecuting and updating the Registration Statement, such blue sky applications and registrations, and such listing, including all registration and filing fees, listing fees, printing expenses, and fees and disbursements of Synbiotics' counsel and accountants.

            (b) The Members shall cooperate fully with Synbiotics in the preparation of such Registration Statement and blue sky applications and shall provide to Synbiotics all information and materials (including updated information and materials) regarding themselves and their respective proposed methods of disposition of the Shares and take all actions reasonably requested by Synbiotics to permit Synbiotics to comply with applicable requirements of the SEC, to comply with applicable requirements of the relevant blue sky laws, and to obtain the desired acceleration of the effective date of such Registration Statement.

            (c) Subject to Section 4.1(d) hereof, Synbiotics shall promptly prepare and file with the SEC and any relevant blue sky authorities such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with (and enable the Members to comply with) the provisions of the Securities Act and Rule 415 thereunder with respect to the disposition of all the Shares.

            (d) During the effectiveness of the Registration Statement, Synbiotics shall promptly notify the Members of the happening of any event or other circumstance as the result of which, in Synbiotics' judgment, (i) the prospectus included in the Registration Statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (ii) the offer or resale of the Shares would otherwise have a material and adverse effect on any proposed or pending acquisition, merger, business combination or other material transaction involving Synbiotics; and, upon receipt of such notice and until the earlier of (i) the date Synbiotics makes available to the Members a supplemented or amended prospectus meeting the requirements of the Securities Act and relevant blue sky laws, or (ii) the date Synbiotics notifies the Members that the Members may resume offers and sales using the prior prospectus, the Members shall not offer or sell any Shares pursuant to the Registration Statement (and shall return all copies of such prior prospectus to Synbiotics if requested to do so by it). Notwithstanding Section 4.1(c), Synbiotics may continue such "blackout" period or periods for such period of time as Synbiotics considers reasonably necessary and in its best interest due to circumstances then existing, or simply due to the fact that amendments/supplements of a Registration Statement/ prospectus cannot be prepared instantly; but in no event
                                                                 ---
may Synbiotics impose "blackouts" on the Members for any period of 30 or more consecutive business days or totaling more than 100 days in any 12 month period.

            (e) Synbiotics shall not be required to apply for or obtain blue sky registration in any state if in connection therewith or as a condition thereto it must (i) qualify to do business in such state where it would not otherwise be required to qualify, (ii) subject itself to general taxation in such state, (iii) file a general consent to service of process in such state, or
(iv) make any change in its Articles of Incorporation or Bylaws, which Synbiotics' Board of Directors determines to be contrary to the best interests of Synbiotics and its shareholders.

     4.2    Indemnification.
            ---------------

            (a) Synbiotics will indemnify the Members against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on (A) any untrue statements (or alleged untrue statement) of a material fact contained in any prospectus contained in any registration statement covering the Shares for resale, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any misrepresentation or breach of any representation or warranty given or made by Synbiotics in this Agreement, and will reimburse the Members for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that Synbiotics will not be liable in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission based upon written information furnished to Synbiotics by the Members specifically for use therein.

            (b) The Members will indemnify Synbiotics, each of its directors and officers, and each person who controls Synbiotics within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any sale of Shares which violates (or allegedly violates) the Securities Act because of violation of the prospectus delivery requirement or because more or less than the information in such prospectus is given (or alleged to be given) in connection with the sale, or (C) any misrepresentation or breach of any representation or warranty given or made by the Members in this Agreement, and will reimburse Synbiotics, and such directors, officers, or controlling persons, for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, but in the case of subsection
(b)(A) to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus in reliance upon and in conformity with written information furnished to Synbiotics by the Members specifically for use therein.

            (c)     Each party entitled to indemnification under this Section
4.2 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. The Indemnified Party shall provide all cooperation reasonably requested for the defense of the claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An Indemnified Party shall not decline any settlement complying with the foregoing if it requires nothing of the Indemnified Party other than the payment of money (which is in fact paid by the Indemnifying Party) and does not include an admission of liability.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any person or entity entitled to indemnification under Section 4.2 makes a claim for indemnification pursuant to this Section 4.2 but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.2 provides for indemnification in such case; then, and in such case, the party that would otherwise be required to indemnify under Section
4.2 will contribute to the aggregate losses, claims, damages or liabilities to which the other parties may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the parties in connection with the losses suffered, as well as any other relevant equitable considerations.

     4.3    Deliverables Upon Effectiveness. When and if the SEC declares the
            -------------------------------
Registration Statement effective, Synbiotics shall promptly deliver to the
Members:

            (a) A certificate signed by the President of Synbiotics that the Registration Statement is effective and, to his knowledge, no stop order with respect to the Registration Statement has been issued and no proceedings therefor have been instituted.

            (b) Such number of copies of the Registration Statement and (from time to time) of each amendment and supplement thereto, such number of copies of the prospectus (including (from time to time) any supplemental or amended prospectus) included in such Registration Statement, and such other related documents as the Members may reasonably request in writing in order to facilitate the disposition of the Shares by the Members.

     4.4    Current Public Information. As long as the Members own any Shares
            --------------------------
and Synbiotics remains a public company, Synbiotics shall use its best efforts to properly file all SEC Reports, or otherwise make available "adequate current public information" about itself, within the meaning of Rule 144(c) under the Securities Act, to potentially make available to the Members the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares without registration.

     4.5    Taking of Necessary Action; Further Action If, at any time after the
            ------------------------------------------
Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the managers, officers and directors of W3C and Synbiotics are fully authorized in the name of their respective companies or otherwise to take, and they and the Members will take, all such lawful and necessary action to do so, so long as such action is not inconsistent with this Agreement.

     4.6    Board Seat. Upon the Closing, Synbiotics' Board of Directors shall
            ----------
elect Colin Lucas-Mudd to the Synbiotics Board of Directors to serve until the next annual meeting of shareholders.

     4.7    Confidential Information and Non-Disclosure.
            -------------------------------------------

            (a)     Definition of Confidential Information. Each of the Members
                    --------------------------------------
hereby acknowledges that the assets of the Business, which give value to the W3C Units, include the confidential and proprietary information of and regarding the Business in existence prior to Effective Date (collectively, "Confidential Information"), which Confidential Information shall include, without limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright): (i) any and all trade secrets concerning the business and affairs of W3C and/or the Business, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, derivatives, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, of W3C or of any other person which has entrusted its confidential and proprietary information to W3C that is a trade secret within the meaning of any and all applicable state and federal trade secret laws; (ii) any and all information concerning the business and affairs of W3C or of any other person which has entrusted its confidential and proprietary information to W3C (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, reflections, derivatives, compilations, studies, summaries, and other material prepared by or for W3C containing or based, in whole or in part, on any information included in the foregoing. The parties hereto agree that the failure of any Confidential Information to be marked or otherwise labeled as confidential or proprietary information shall not affect its status as Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include (1) any information which is generally known to the public or to companies in businesses similar to the Business, (2) any information which later, through no act of any Member, becomes generally known or (3) to the limited extent of compliance with such requirements, any information required to be disclosed by a Member pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof, provided that (a) the Member will provide Synbiotics with prior written notice of such disclosure in order that Synbiotics may attempt to obtain a limitation of the required disclosure, a protective order or the assurance of confidential treatment and (b) the Member will cooperate with Synbiotics in attempting to obtain such limitation, order or assurance.

            (b)     Non-Use and Non-Disclosure. Commencing on the date hereof
                    --------------------------
and at all times thereafter, each of the Members shall hold in the strictest confidence (except as previously approved by Synbiotics in writing), and shall not, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or otherwise communicate, or use for its benefit or the benefit of any other person, partnership, firm, corporation or other entity, or use to the detriment of Synbiotics or W3C, or misuse in any way, any Confidential Information. Each of the Members acknowledges that he will in no way infringe upon any W3C copyrights, trademarks or servicemarks and will in no way use, copy, appropriate or redistribute any part of the Confidential Information, whether obtained directly or indirectly from Synbiotics or W3C or not, without a specific written license agreement with Synbiotics. It is agreed that any derivative, modification or elaboration of any Confidential Information by any third party remains, so far as each of the Members is concerned, Confidential Information for purposes of this Agreement. Synbiotics and each of the Members each hereby stipulates that, as between them, all Confidential Information acquired by Synbiotics via its purchase of the W3C Units constitutes important, material and confidential and/or proprietary information of Synbiotics and the Business, constitutes unique and valuable information, and affects the successful conduct of the Business and Synbiotics' goodwill, and that Synbiotics/W3C shall be entitled to recover its damages, in addition to any injunctive remedy that may be available, for any breach of this Section 4.7.
                                                                -----------

            (c)     Trade Secrets. All trade secrets of Synbiotics (including
                    -------------
W3C) and the Business will be entitled to all of the protection and benefits under all applicable federal and state trade secrets law. If any information that Synbiotics deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement unless it is excluded by the last sentence of Section 4.7(a).
                                    --------------

     4.8    Ownership. Each of the Members hereby acknowledges and agrees that
            ---------
all right, title and interest in and to any Confidential Information shall be the exclusive property of Synbiotics and/or W3C. Without limiting the foregoing, each of the Members shall assign to Synbiotics any and all right, title or interest which he may have in all Confidential Information made, developed or conceived of in whole or in part by him or any employee or consultant of W3C who conceived in whole or in part such Confidential Information. Each of the Members further agrees to execute and deliver any and all instruments, and to do all other things reasonably requested by Synbiotics in order to vest more fully in Synbiotics and/or W3C all ownership rights in such Confidential Information. All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, other written and graphic records, and the like, in any way relating to any Confidential Information or the Business, which W3C or its employees, Members or consultants prepared, used, constructed, observed, processed, or controlled (collectively, "Materials") shall be Synbiotics'/W3C's exclusive property, and each of the Members hereby agrees to deliver all Materials, together with any and all copies thereof, promptly to Synbiotics at Synbiotics' request.

                                   ARTICLE V
                                   ---------

              CONDITIONS OF THE MEMBERS' OBLIGATIONS AT CLOSING.
              -------------------------------------------------

     The obligations of the Members under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Representative on behalf of the Members:

     5.1    Bringdown. Synbiotics' representations and warranties in Article II
            ---------
shall be true in all material respects, as if made on and as of the date of the Closing. Synbiotics shall have performed or fulfilled in all material respects all agreements, obligations and conditions contained herein required to be performed or fulfilled by Synbiotics before such Closing.

     5.2    Blue Sky Compliance. Synbiotics shall be exempt from or have
            -------------------
complied with the registration/qualification requirements of and be effective under all blue sky laws applicable to the offer and sale of the Securities to the Members.

     5.3    No Order Pending. There shall not then be in effect any order
            ----------------
enjoining or restraining the transactions contemplated by this Agreement.

     5.4    Compliance Certificate. Synbiotics shall have delivered to the
            ----------------------
Representative a certificate dated as of the date of the Closing signed by the Chief Executive Officer or President of Synbiotics certifying that, to his knowledge, the conditions set forth in Sections 5.1, 5.2, and 5.3 have been satisfied.

                                  ARTICLE VI

               CONDITIONS OF SYNBIOTICS' OBLIGATIONS AT CLOSING
               ------------------------------------------------

     The obligations of Synbiotics under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by Synbiotics:

     6.1    Bringdown. The Members' representations and warranties in Article
            ---------
III shall be true in all material respects, as if made on and as of the date of the Closing. The Members and W3C shall have performed or fulfilled in all material respects all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Members and/or W3C before such Closing.

     6.2    No Order Pending. There shall not then be in effect any order
            ----------------
enjoining or restraining the transactions contemplated by this Agreement.

     6.3    Legal Opinion. Synbiotics shall have received an opinion of counsel
            -------------
to the Members to the effect that the Members own, and the W3C Units being exchanged by the Members constitute, all of the member interests in W3C.

     6.4    Instruments of Transfer. Synbiotics shall have received the Limited
            -----------------------
Liability Company Interest Certificates representing all of the W3C Units and duly executed transfer instruments.

     6.5    Non-Competition and Employment Agreements. Synbiotics shall have
            -----------------------------------------
received executed originals of the Non-Competition Agreements, the Proprietary Information and Inventions Agreements, the Mudd and Carey Employment Agreements and be reassured that the Cohen Employment Agreement will be executed and delivered within thirty (30) days.

     6.6    Compliance Certificate. The Representative shall have delivered to
            ----------------------
Synbiotics a certificate dated as of the date of the Closing signed by the Representative certifying that, to his knowledge, the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

                                  ARTICLE VII

                              GENERAL PROVISIONS
                              ------------------

     7.1    Representations, Warranties and Agreements. Each party agrees that,
            ------------------------------------------
except for the representations and warranties contained in this Agreement or as otherwise set forth in the Disclosure Letter, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to execution and delivery of this Agreement or the transactions contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing. The warranties, representations and covenants of Synbiotics and the Members contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. Synbiotics' investigation does not adversely affect Synbiotics' right to rely on the Members' representations and warranties.

     7.2    Governing Law. This agreement shall be governed by, and construed
            -------------
and enforced in accordance with, the laws of the State of California.

     7.3    Assignment; Binding Effect; Benefit. This Agreement shall be binding
            -----------------------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     7.4    Entire Agreement; Amendment; Waiver. This Agreement constitutes the
            -----------------------------------
entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No amendment to or modification or waiver of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by Synbiotics and a majority in interest of the Members. Any amendment or waiver effected in accordance with this Section 7.4 shall be binding upon each Member, each future holder of any Securities, and Synbiotics.

     7.5    Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     7.6    Headings. The headings of the Sections and Articles of this
            --------
Agreement are for convenience and shall not determine the interpretation of this Agreement.

     7.7    Notices. Any notice required or permitted hereunder shall be given
            -------
in writing and shall be conclusively deemed effectively given upon personal delivery, or, if made by registered or certified United States mail, postage prepaid, four business days after mailing, or if made by overnight carrier, one business day after sending, in all instances addressed (i) if to Synbiotics, as set forth below Synbiotics' name on the signature page of this Agreement, and
(ii) if to the Members, to the Representative, as representative of the Members, as set forth below Colin Lucas-Mudd's name on the signature page to this Agreement, or at such other address as Synbiotics or the Members may designate by ten days' advance written notice to the Representative or Synbiotics, respectively.

     7.8    Fees and Expenses. Synbiotics and the Members will each bear their
            -----------------
own fees and expenses in connection with the transactions contemplated by this Agreement.

     7.9    Finder's Fees. Each party represents that it neither is nor will be
            -------------
obligated for any finders' fee or commission in connection with this transaction.

     The Members jointly and severally agree to indemnify and to hold harmless Synbiotics from any liability for any commission or compensation in the nature of a finders' fee

(and the costs and expenses of defending against such liability or asserted liability) for which W3C or any of the Members is responsible.

          Synbiotics agrees to indemnify and hold harmless the Members from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Synbiotics is responsible.

          7.10   Publicity. The Members shall make no public announcement of
                 ---------
this Agreement or of the transactions contemplated hereby. Synbiotics shall control the timing and content of any public announcements.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.


                                       SYNBIOTICS CORPORATION,
                                       a California corporation


                                       By:  /s/ Kenneth M. Cohen
                                            --------------------
                                            President and CEO


                                       By:  /s/ Michael K. Green
                                            --------------------
                                            Secretary

                        Address:       11011 Via Frontera
                                       San Diego, CA 92127



                                       MEMBERS OF W3 COMMERCE LLC


                                       Signature:  /s/ Colin Lucas -Mudd
                                                   ---------------------
                                       Print Name:  Colin Lucas-Mudd

                        Address:       610 Hymettus Avenue
                                       Encinitas, CA  92024


                                       Signature:  /s/ Donna Lucas-Mudd
                                                   --------------------
                                       Print Name:  Donna Lucas-Mudd


                                       Signature:  /s/ Edward Brunel-Cohen
                                                   -----------------------
                                       Print Name:  Edward Brunel-Cohen


                                       Signature:  /s/ Regan Francis Carey
                                                   -----------------------
                                       Print Name:  Regan Francis Carey


                                       Signature:  /s/ Mark Brunel-Cohen
                                                   ---------------------
                                       Print Name:  Mark Brunel-Cohen


           [SIGNATURE PAGE TO EXCHANGE AGREEMENT BETWEEN SYNBIOTICS
                      CORPORATION AND W3 COMMERCE, LLC]

                                       Signature:  /s/ Rigdon Currie
                                                   -----------------
                                       Print Name:  Rigdon Currie


                                       Signature:  /s/ Tim Mudd
                                                   ------------
                                       Print Name:  Tim Mudd


                                       Signature:  /s/ Steven Usrey
                                                   ----------------
                                       Print Name:  Steven Usrey


                                       Signature:  /s/ Drew Keene
                                                   --------------
                                       Print Name:  Drew Keene


                                       Signature:  /s/ Kimberley Lind
                                                   ------------------
                                       Print Name:  Kimberley Lind


          [SIGNATURE PAGE TO EXCHANGE AGREEMENT BETWEEN SYNBIOTICS
                     CORPORATION AND W3 COMMERCE, LLC]

                                   EXHIBIT A


                          CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED SATISFACTORY EVIDENCE THAT SUCH REGISTRATION IS NOT REQUIRED.

                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------

$                                                   January 12, 2000

                                                    San Diego, California

          Synbiotics Corporation, a California corporation ("Maker"), for value received, hereby promises to pay to ______________ ("Payee"), in lawful money of the United States, at 11011 Via Frontera, San Diego, California 92127, the principal sum of _________________ ($_____________), together with simple interest on the unpaid principal at the rate of 6.21 percent (6.21%) per annum, interest to accrue on the basis of a 365 day year for the number of days actually elapsed. All principal together with all accrued interest shall be due and payable in one lump sum on January 12, 2006.

          At any time after the earlier of (a) immediately before an acquisition of Maker, or (b) January 12, 2002, but not previously, Payee may, at his option, convert some or all of the principal balance of this Note into shares of the Common Stock of the Maker, at the rate of $2.8125 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits). Accrued interest associated with converted principal shall not be reflected in the conversion quotient, and shall be deemed forgiven. To convert, Payee must deliver this Note to Maker together with a written notice of conversion. In the event of any partial conversion, Maker shall deliver to Payee a new Note, of like tenor, for the remaining principal amount.

          Reference is made to that certain Employment Agreement ("Employment Agreement") between W3 Commerce LLC and Maker, to which Payee is a third party beneficiary, executed and delivered in connection with that certain Exchange Agreement, dated as of January 12, 2000 (the "Exchange Agreement") between Maker, Payee and others. If, pursuant to the terms of the Employment Agreement, Payee ceases to be an employee of Maker prior to January 12, 2001, for any reason other than termination by Maker without Cause (as such term is defined in the Employment Agreement) (such separation from employment is herein referred to as "Employment Separation"), the rate at which the principal balance of this Note may be converted into shares of Common Stock of Maker shall be determined as follows: if Employment Separation occurs prior to April 12, 2000, the principal balance of this Note shall be convertible into shares of the Common Stock of Maker, when such conversion is allowed under the terms of this Note, at the rate of $4.69 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits). If Employment Separation occurs after April 12, 2000, but prior to July 12, 2000, the principal balance of this Note shall be convertible into shares of the Common Stock of Maker, when such conversion is allowed under the terms of this Note, at the rate of $4.02 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits). If Employment Separation occurs after July 12, 2000, but prior to October 12, 2000, the principal balance of this Note shall be convertible into shares of the Common Stock of Maker, when such conversion is allowed under the terms of this Note, at the rate of $3.52 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits). If Employment Separation occurs after October 12, 2000 but prior to January 12, 2001, the principal balance of this Note shall be convertible into shares of the Common Stock of Maker, when such conversion is allowed under the terms of this Note, at the rate of $3.125 per share (as subsequently adjusted for any stock splits, stock dividends and reverse stock splits).

          If Payee ceases at any time to be an employee of Maker due to termination without Cause, Payee shall be entitled to the full value of this Note, without regard to any of the calculations set forth in the immediately preceding paragraph.

          If Maker is acquired (except in a reincorporation), this Note shall no longer be convertible.

          This Note may be prepaid, in whole or in part, without premium or penalty, at any time, after December 30, 2003, on 20 business days' prior written notice to Payee.

          Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Maker for cancellation.

          Maker waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

          If Maker defaults and the indebtedness represented by this Note or any part thereof is collected through legal action or other judicial proceedings, Maker agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

          This Note, and any Common Stock issued upon conversion hereof, are subject to an Exchange Agreement dated January 12, 2000 among Maker, Payee, and the other members of W3 Commerce LLC. Neither this Note, nor any right or interest in it, may be sold, assigned or transferred.

          Subordination Provisions
          ------------------------

          (a) Except for the issuance of shares of Common Stock of Maker upon conversion in accordance with the terms of this Note, it is agreed that, in the event of any insolvency, bankruptcy, receivership, assignment for the benefit of creditors, reorganization, or arrangement with creditors of Maker, whether or not pursuant to bankruptcy laws, or any dissolution, liquidation, or other marshalling of the assets and liabilities of Maker, all Senior Debt (defined as indebtedness to any bank or institutional lender) shall be paid in full before any payment or distribution of any character, whether in cash, securities (other than those issued in accordance with the conversion provisions above), or other property, which would otherwise, but for the subordination provisions applicable to the obligations under this Note, be payable or distributable for or on account of any obligations under this Note shall first be paid or distributed directly to the holders of the Senior Debt, until all Senior Debt shall have been paid in full.

          (b) Except for the issuance of shares of Common Stock of Maker upon conversion in accordance with the terms of this Note, it is agreed that, if any Senior Debt is accelerated, all such accelerated Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities, or other property, shall be made for or on account of any obligations under this Note. In any such event, any payment or distribution of any character, whether in cash, securities (other than those issued in accordance with the conversion provisions above), or other property, which would otherwise, but for the subordination provisions applicable to the obligations under this Note, be payable or distributable for or on account of any obligations under this Note shall first be paid or distributed directly to the holders of the Senior Debt, until all such accelerated Senior Debt shall have been paid in full.

          (c) Upon the occurrence of any event of default by Maker with respect to any Senior Debt under circumstances when the subordination provisions described in the preceding paragraphs are not applicable and the delivery by the holder of Senior Debt of written notice of such default to Maker, then, unless and until the holder of Senior Debt shall have notified Maker that such default shall have been cured or waived or shall have ceased to exist, no payment or distribution of any character, whether in cash, securities (other than those issued in accordance with the conversion provisions above), or other property, shall be made for or on account of any obligations under this Note.

          (d) If Maker makes any payment on account of any obligations under this Note in contravention of the subordination provisions described in this "Subordination Provisions" section, such payment shall be held by the Payee of the obligations under this Note for the benefit of, and shall be paid forthwith over and delivered to, Maker for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt.

          (e) Payee, by acceptance of this Note, is deemed to accept, agree to, and be bound by this "Subordination Provisions" section.

                              SYNBIOTICS CORPORATION


                              ______________________________________
                              By:       Kenneth M. Cohen

                              Title:    President

                                  EXHIBIT B

                           NON-COMPETITION AGREEMENT

                           NON-COMPETITION AGREEMENT

     This NON-COMPETITION AGREEMENT (this "Agreement") is made as of January 12, 2000 by and between Synbiotics Corporation, a California corporation ("Synbiotics"), and _____________________ ("Member").

                                   RECITALS
                                   --------

     WHEREAS, Synbiotics, Member and the other members of W3 Commerce LLC, a Delaware limited liability company ("W3C") have entered into that certain Exchange Agreement, dated as of January 12, 2000 (the "Exchange Agreement") pursuant to which Synbiotics is acquiring all the member interests in W3C from the Members (capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Exchange Agreement);

     WHEREAS, the going concern value of the W3C Units being sold by the Members to Synbiotics would be diminished substantially if Member were to compete with Synbiotics in the Business;

     WHEREAS, W3C currently conducts the Business in every nation, state and county in the world;

     WHEREAS, the Exchange Agreement requires that Member enter into this Agreement as a condition to the obligation of Synbiotics to acquire the W3C Units and to consummate the transactions contemplated by the Exchange Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and in connection with the Closing under the Exchange Agreement and the acquisition of the W3C Units in connection therewith, the parties hereto agree as follows:

          1.   Non-Competition.  As an inducement for Synbiotics to enter into
               ---------------
the Exchange Agreement and to pay the purchase price, and in consideration of Member's exposure to confidential information of the Business, Member hereby covenants as follows:

               a.   In General.  The term of this Agreement (the "Term") shall
                    ----------
continue for the longer of: (i) three (3) years from the Effective Date (as such term is defined in the Exchange Agreement) or (ii) two (2) years after Member ceases to be in the employ of Synbiotics pursuant to the terms of a certain Employment Agreement between Maker and Synbiotics executed and delivered in connection herewith. During the Term, Member shall not, directly or indirectly, own, manage, engage in, operate or conduct, prepare to or plan to conduct or assist any person or entity to conduct any business, or have any interest in any business, person, firm, corporation or other entity (as a principal, owner, agent, employee, shareholder, officer, director, joint venturer, partner, security holder (except for the ownership of publicly-traded securities constituting not more than five percent (5%) of the outstanding securities of the issuer thereof), creditor (except for trade credit extended in the ordinary course of business), consultant or in any other capacity that engages, directly or indirectly, in any business which is the same as, similar to or competitive with the Business anywhere in the world. The covenants set forth in this Section 1 shall be construed as a series of separate covenants
                  ---------
covering their subject matter in each of the separate nations, states and counties where Synbiotics (for the purpose of this Agreement, the term "Synbiotics," as used here and hereafter in this Agreement, shall include both Synbiotics and its present and future affiliates, including W3C) conducts the Business, and except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants set forth in this Section 1. To
                                                                ----------
the extent that any such covenant shall be judicially unenforceable in any one or more of such nations, states and counties, such covenant shall not be affected with respect to each of the other nations, states and counties. Each covenant with respect to such nation, state and county shall be construed as severable and independent.

               b.   No Diversion of Others.  During the Term, Member shall not,
                    ----------------------
either for himself or for any other person, firm, corporation or other entity, directly or indirectly, or by action in concert with others:

                    (i) induce or influence, or seek to induce or influence, any person who is engaged by Synbiotics (as an agent, employee, consultant, or in any other capacity) or any successor thereto with the purpose of engaging such person for himself or for a business competitive with Synbiotics or the Business; or

                    (ii) divert or take away or attempt to divert or take away, or solicit or attempt to solicit, any existing or potential customer or supplier of Synbiotics (whether or not such customer or supplier is actually a customer or supplier of Synbiotics as of the Effective Date, including without limitation any customer or supplier solicited by Member or which became known by Member prior to the Effective Date) with the purpose of obtaining such person as a customer or supplier for a business competitive with Synbiotics or the Business or persuading such person to reduce, or to not increase, the level of business it does with Synbiotics.

               c.   Organizing Competitive Business.  Without limiting any of
                    -------------------------------
the other provisions contained in this Section 1, during the Term, Member shall
                                       ---------
not plan to compete, prepare to compete or discuss Synbiotics' business or the Business with any third party planning or preparing to compete with the Business, or conspire with agents, employees, consultants, other representatives of Synbiotics or any other third party for the purpose of organizing any business activity competitive with Synbiotics or the Business.

          2.   Reasonableness of Restrictions.  MEMBER HAS CAREFULLY READ AND
               ------------------------------
CONSIDERED THE PROVISIONS OF SECTION 1 HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF SYNBIOTICS AND THE BUSINESS.

          3.   Injunctive Relief.
               -----------------

               a.   In General.  Member acknowledges and agrees that Synbiotics
                    ----------
shall suffer irreparable harm in the event that Member breaches any of his obligations under Section 1 hereof, and that monetary damages shall be
                  ---------
inadequate to compensate Synbiotics for
any such breach. Member agrees that in the event of any breach or threatened breach by Member of any of the provisions of Section 1 hereof, Synbiotics shall
                                             ---------
be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach or threatened breach by Member, or by any or all of Member's agents, representatives or other persons directly or indirectly acting for, on behalf of or with Member. Member hereby waives any requirement that Synbiotics submit proof of the economic value of any trade secret or post a bond or other security.

               b.   No Limitation of Remedies.  Notwithstanding the provisions
                    -------------------------
set forth in Section 3(a), above, or any other provision contained in this
             ------------
Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this
Section 3, is intended to be exclusive of any other remedy, and each and every
---------
remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          4.   Miscellaneous.

               a.   Notices.  All notices, requests and other communications
                    -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission with answer back confirmation or mailed (first class, postage prepaid) or by overnight courier to the parties at the following addresses or facsimile numbers:

          If to Member, to:






          If to Synbiotics, to:

               Synbiotics Corporation
               11011 Via Frontera
               San Diego, CA  92127
               Facsimile No.: (858) 451-5719
               Attention: Chief Executive Officer and President

          with copies to:

               Brobeck, Phleger & Harrison LLP
               550 West "C" Street
               Suite 1300
               San Diego, CA  92101
               Facsimile No.: (619) 234-3848
               Attention: Hayden Trubitt, Esq.

All such notices, requests and other communications will (i) if delivered personally or by overnight courier to the address as provided in this Section
                                                                      -------
4(a), be deemed given upon delivery,
----

(ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 4(a), be deemed given upon sending, and (iii) if delivered by
        ------------
mail in the manner described above to the address as provided in this Section
                                                                      -------
4(a), be deemed given two business days after mailing (in each case regardless
----
of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          b.   Entire Agreement.  This Agreement, the Exchange Agreement (and
               ----------------
all related exhibits and schedules) and all other documents delivered in connection here with supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement among the parties hereto with respect thereto; provided, however, that any provisions of any prior agreement pertaining to nondisclosure/nonuse are not superseded and remain in effect.

          c.   Waiver.  Any term or condition of this Agreement may be waived
               ------
at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          d.   Amendment.  This Agreement may be amended, supplemented or
               ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

          e.   Third Parties.  The terms and provisions of this Agreement
               -------------
are intended solely for the benefit of Member, Synbiotics and Synbiotics' successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

          f.   Headings.  The headings used in this Agreement have been
               --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

          g.   Severability.  All provisions contained herein are severable and
               ------------
in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be excised from this Agreement; provided, however, that if the reason for such invalidity or unenforceability is that the affected provision calls for an excessive amount of time or money or area or an excessive breadth or scope of coverage or otherwise requires an excessive degree of any thing or imposes any excessively onerous restriction or requirement, the affected provision shall not be excised but instead shall be construed as if it were written so as to call only for the amount of money, time, area, breadth, scope and/or other thing, restriction or requirement (but nonetheless for the maximum possible amount of money, time, area, breadth, scope and/or other thing, restriction or requirement) which would render such provision valid and enforceable, all so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this

Agreement shall not be affected thereby and shall remain valid and enforceable, as if such excised or affected provision were not contained herein.

          h.   Governing Law, Consent to Jurisdiction and Forum Selection. This
               ----------------------------------------------------------
Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be initiated and tried exclusively in the State and Federal courts located in the County of San Diego, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 4(h). Each party hereby waives any right it may have
                  ------------
to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of San Diego, State of California shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 4(h) by registered or
                                                 ------------
certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 4(a) of this Agreement for the giving of notice. Any final judgment
   ------------
rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law

          i.   Construction.  No provision of this Agreement shall be construed
               ------------
in favor of or against any party on the ground that such party or its counsel drafted the provision. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

          j.   Counterparts.  This Agreement may be executed in counterparts
               ------------
and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.


                         SYNBIOTICS CORPORATION,
                         a California corporation

                         By:  _____________________________________________

                         Kenneth M. Cohen, President and Chief Executive Officer




                         _____________________________________
                         ________________, an individual

                                   EXHIBIT C

                          FORM OF EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS AGREEMENT is made by and between W3 Commerce LLC, a Delaware limited liability company ("EMPLOYER"), and __________________ ("EMPLOYEE") as of January 12, 2000.

                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, EMPLOYER and EMPLOYEE wish to set forth in this Agreement the terms and conditions under which EMPLOYEE is to be employed by EMPLOYER.

          NOW, THEREFORE, EMPLOYER and EMPLOYEE, in consideration of the mutual promises set forth herein, agree as follows:

                                   ARTICLE 1
                                   ---------

                               TERM OF AGREEMENT
                               -----------------

     1.1  Term.  The term of this Agreement shall commence on the date first
          ----
written above and shall continue until terminated pursuant to Article 6.

                                   ARTICLE 2
                                   ---------

                               EMPLOYMENT DUTIES
                               -----------------

     2.1  Title/Responsibilities.  EMPLOYEE shall serve as an employee of
          ----------------------
EMPLOYER and hold the position of ___________________________________________ of
EMPLOYER, having the powers and responsibilities consistent with such position and reporting to EMPLOYER's ________________________, all subject to ultimate direction and management of EMPLOYER's Board of Directors. EMPLOYEE shall also perform all duties which from time to time are assigned to EMPLOYEE by EMPLOYER's _______________________ and/or Board of Directors, and shall provide the _______________________ and/or Board with periodic reports upon request. EMPLOYEE's job location shall be at the San Diego, California location of EMPLOYER.

     2.2  Full Time Attention.  EMPLOYEE shall perform his duties hereunder in a
          -------------------
diligent and professional manner and devote substantially all of his business time and attention, best efforts, energy and skills to EMPLOYER during the time he is employed hereunder as __________________ ________________ of EMPLOYER.
During the term of this Agreement EMPLOYEE shall not without the express consent of EMPLOYER's Board of Directors serve or act as a shareholder (except passive holdings of less than 1% of the stock), employee, agent, consultant, officer, director, partner, representative or owner of any other business entity, nor (if it would require more than an insubstantial amount of business time or attention) of any non-profit entity.

     2.3  Compliance with Rules.  EMPLOYEE shall comply with all applicable
          ---------------------
governmental laws, rules and regulations and with all of EMPLOYER's policies, rules and/or regulations applicable to all employees of EMPLOYER.

                                   ARTICLE 3
                                   ---------

                                 COMPENSATION
                                 ------------

     3.1  Base Salary.  EMPLOYER shall pay semi-monthly to EMPLOYEE a salary
          -----------
of $________ per annum until such time or times as it may discretionarily be raised (but not lowered) upon annual performance/salary review by EMPLOYER's Chief Executive Officer (upon recommendation of its Compensation Committee).

     3.2  Bonus. In addition to the salary provided in Section 3.1, EMPLOYEE
          -----
shall participate in any executive incentive bonus plan which EMPLOYER may in its discretion establish for 2000 and future years.

                                   ARTICLE 4
                                   ---------

                                OTHER BENEFITS
                                --------------

     4.1  Fringe Benefits.  EMPLOYEE shall be entitled during the term of his
          ---------------
employment under this Agreement to all other fringe benefits made available from time to time by EMPLOYER to its executives generally and/or its employees generally, including without limitation participation in EMPLOYER's 401(k) plan and group health insurance plan.

     4.2  Expenses.  EMPLOYER shall reimburse EMPLOYEE, not less often than
          --------
monthly, for reasonable out-of-pocket business expenses incurred by EMPLOYEE in the course of his duties, upon submission by EMPLOYEE of appropriate expense account reports and substantiating receipts.

     4.3  Vacation.  EMPLOYEE shall be entitled to three weeks paid vacation per
          --------
full year of service, in accordance with and subject to EMPLOYER's vacation accrual plan and policies. EMPLOYEE acknowledges the "cap" on vacation accruals set forth in such plan and policies.


                                   ARTICLE 5
                                   ---------

                               FORMER EMPLOYMENT
                               -----------------

     5.1  No Conflict.  EMPLOYEE represents and warrants that the execution
          -----------
and delivery by him of this Agreement, his employment by EMPLOYER and his performance of duties under this Agreement will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship, or any other contractual obligation.

     5.2  No Use of Prior Confidential Information.  EMPLOYEE will not
          ----------------------------------------
intentionally disclose to EMPLOYER or use on its behalf any confidential information belonging to any of his former employers, but during his employment by EMPLOYER he will use in the performance of his duties all information (but only such information) which is generally known and used by persons with training and experience comparable to his own or is common knowledge in the industry or otherwise legally in the public domain.

                                   ARTICLE 6
                                   ---------

                                  TERMINATION
                                  -----------

     6.1  Term.  This Agreement (including EMPLOYEE'S employment) shall
          ----
continue until terminated by either EMPLOYER or EMPLOYEE. Such termination (including termination of EMPLOYEE's employment) shall be effected by written notification and may be effected at any time, with or without Cause, for any reason or no reason.

     6.2  Severance. If this Agreement and/or EMPLOYEE's employment is
          ---------
terminated as a result of Cause, EMPLOYEE shall be entitled to no severance pay. If this Agreement and/or EMPLOYEE's employment is terminated other than for Cause, EMPLOYEE shall be entitled to severance pay as follows: six months' salary at EMPLOYEE's then base salary rate.

          Furthermore, if EMPLOYEE is terminated (other than for Cause) in connection with an acquisition of EMPLOYER, EMPLOYEE shall be entitled to additional severance pay of six months' salary at EMPLOYEE's then base salary rate (as well as the severance pay described in the previous paragraph).

          "Cause" shall be defined to mean:

          (a)  Death;

          (b)  Voluntary resignation (other than because of a material breach by

EMPLOYER of its obligations under this Agreement);

          (c)  EMPLOYEE's repudiation of this Agreement;

          (d) permanent disability (defined as EMPLOYEE's inability to perform, with or without reasonable accommodation, the essential functions of his position for any 50 business days - exclusive of vacation days taken - within any continuous period of 200 days by reason of physical or mental illness or incapacity);

          (e) EMPLOYEE being formally charged with the commission of a felony, or being convicted of a misdemeanor involving moral turpitude;

          (f)  EMPLOYEE's demonstrable fraud or dishonesty;

          (g) EMPLOYEE's use of alcohol, drugs or any illegal substance in such a manner as to interfere with the performance of his duties under this Agreement;

          (h) EMPLOYEE's intentional, reckless or grossly negligent action materially detrimental to the best interest of the EMPLOYER, including any misappropriation or unauthorized use of EMPLOYER's property or improper use or disclosure of confidential information (but excluding any good faith exercise of business judgment);

          (i) EMPLOYEE's intentional failure to perform material duties under this Agreement if such failure has continued for 15 days after EMPLOYEE has been notified in writing by EMPLOYER of the nature of EMPLOYEE's failure to perform;

          (j) EMPLOYEE's chronic absence from work for reasons other than illness or permitted vacation; or

          (k) EMPLOYEE's violation of policies in EMPLOYER's official Employee Handbook, as it may be amended from time to time.

          Termination for Cause shall be without prejudice to any other right or remedy to which EMPLOYER may be entitled at law, in equity, or under this Agreement.


                                   ARTICLE 7
                                   ---------

                                  ARBITRATION
                                  -----------

     7.1  Final and Binding Arbitration.  Any controversy, claim or dispute
          -----------------------------
between (a) a party to this Agreement, on the one hand, and (b) the other party to this Agreement and/or such second party's parents, subsidiaries or affiliates and/or any of their directors, officers, employees, agents, successors, assigns, heirs, executors, administrators, or legal representatives, on the other hand, arising out of, in connection with, or in relation to (t) the interpretation, validity, performance or breach of this Agreement, (u) EMPLOYEE's equity ownership, (w) any termination of such employment, (x) any actions during or with respect to EMPLOYEE's work for EMPLOYER, (y) any claims for breach of contract, tort, or breach of the covenant of good faith and fair dealing, or (z) any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of EMPLOYEE's employment with EMPLOYER or its termination, shall, at the request of either party, be resolved to the exclusion of a court of law by binding arbitration in San Diego, California, in accordance with Exhibit A hereto. Each of EMPLOYEE and EMPLOYER understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The only claims not covered by this Section 7.1 are claims for benefits under the workers' compensation laws, claims for unemployment insurance benefits, and matters within the jurisdiction of the California Labor Commissioner, which will be resolved pursuant to those laws.

                                   ARTICLE 8
                                   ---------

                               GENERAL PROVISIONS
                               ------------------

     8.1  Governing Law.  This Agreement and the rights of the parties
          -------------
thereunder shall be governed by and interpreted under California law.

     8.2  Assignment.  EMPLOYEE may not delegate, assign, pledge or encumber his
          ----------
rights or obligations under this Agreement or any part thereof.

     8.3  Notice.  Any notice required or permitted to be given under this
          ------
Agreement shall be sufficient if it is in writing and is sent by registered or certified mail, postage prepaid, or personally delivered, to the following addresses, or to such other addresses as either party shall specify by giving notice under this section:

          TO EMPLOYER:   _______________________
                         610 Hymettus Avenue
                         Encinitas, CA 92024

              Copy to:   Hayden J. Trubitt
                         Brobeck, Phleger & Harrison LLP
                         550 West C Street, Suite 1300
                         San Diego, CA 92101

          TO EMPLOYEE:   _____________________
                         _____________________
                         _____________________

     8.4  Amendment. This Agreement may be waived, amended or supplemented only
          ---------
by an express writing signed by Synbiotics Corporation, a California corporation ("Synbiotics"), a third party beneficiary to this Agreement. To be valid, such a writing must be signed by a person specially authorized by Synbiotics' Board of Directors to sign such particular document.

     8.5  Waiver.  No waiver of any provision of this Agreement shall be binding
          ------
unless and until set forth expressly in writing and signed by the waiving party. To be valid, EMPLOYER's signature must be by a person specially authorized by EMPLOYER's Board of Directors to sign such particular document. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of the same or any other term or provision. No failure or delay by a party in exercising any right, power, or privilege hereunder or other conduct by a party shall operate as a waiver thereof, in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power, or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

     8.6  Severability. All provisions contained herein are severable and in the
          ------------
event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

     8.7  Headings.  Article and section headings are inserted herein for
          --------
convenience of reference only and in no way are to be construed to define, limit or affect the construction or interpretation of the terms of this Agreement.

     8.8  Drafting Party.  The provisions of this Agreement have been prepared,
          --------------
examined, negotiated and revised by each party hereto, and no implication shall be drawn and no provision shall be construed against either party by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

     8.9  No Outside Representations.  No representation, warranty, condition,
          --------------------------
promise, understanding or agreement of any kind with respect to the subject matter hereof has been made by either party, nor shall any such be relied upon by either party, except those contained herein.

There were no inducements to enter into this Agreement, except for what is expressly set forth in this Agreement.

     8.10 Entire Agreement.  This Agreement, together with EMPLOYER's standard
          ----------------
Proprietary Information and Inventions Agreement, constitutes the entire agreement between the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect). Each party acknowledges, represents and warrants that he or it has not relied on any representation, agreement, understanding, arrangement or commitment which has not been expressly set forth in this Agreement. Each party acknowledges, represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties. The parties specifically intend that the literal words of this Agreement shall, alone, conclusively determine all questions concerning the parties' intent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement in San Diego, California as of the date first written above.
                                        W3 COMMERCE LLC

                                        By:________________________________
                                        Colin Lucas-Mudd, President


                                        ___________________________________
                                        [EMPLOYEE]


We guarantee the obligations of W3 Commerce LLC under the foregoing Agreement.

SYNBIOTICS CORPORATION


__________________________
Kenneth M. Cohen, President and CEO



Attachment:  Exhibit A (Arbitration Procedures)

                   [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                   EXHIBIT A
                                   ---------

                             ARBITRATION PROCEDURES
                             ----------------------

       1. Agreement to Arbitrate


          In the event that there is any dispute relating to, regarding or arising in connection with EMPLOYEE's employment with EMPLOYER which cannot be resolved through direct discussion or mediation, regardless of the kind or type of dispute (excluding claims for workers' compensation, unemployment insurance or any matters within the jurisdiction of the California Labor Commissioner), all such disputes shall be submitted exclusively to final and binding arbitration pursuant to the provisions of the Federal Arbitration Act or, if inapplicable, the Uniform Arbitration Act (California Code of Civil Procedure
(S) 1280 et seq.), upon request submitted in writing to the President within one year from the date the dispute first arose, or within one year of the date of termination of employment, whichever occurs first. This procedure shall be the exclusive method for resolving all claims relating to the termination of EMPLOYEE's employment, including but not limited to any alleged violations of federal, state and/or local statutes; all claims based upon any purported breach of duty arising in contract or tort, including but not limited to breach of contract, breach of the covenant of good faith and fair dealing, or violation of public policy; and any other alleged violation of an employee's statutory, contractual or common law rights.

          Any failure to request arbitration in accordance with the foregoing provisions shall constitute a waiver of all rights to raise or present any claims in any form, in any forum, arising out of any dispute that was subject to arbitration.

       2. Selection of Arbitrator


          All disputes subject to arbitration will be resolved by a single arbitrator selected from a list provided by the California Mediation and Conciliation Service from its Employment Arbitration Panel. The parties shall select the arbitrator by alternately striking names from the list, and the last name remaining on the list shall be the arbitrator selected to resolve the dispute. The arbitrator must be selected within thirty (30) days of receipt of the written request for arbitration. The arbitration hearing shall be held in San Diego, California, at a neutral location selected by the parties or, in the event the parties are unable to agree, at a location designated by the arbitrator.

       3. Authority of Arbitrator


          The arbitrator shall only be authorized to exercise the powers specifically enumerated by this procedure and to decide the dispute in accordance with governing principles of law and equity. The arbitrator shall have no authority to modify the powers granted by the terms of this procedure or to modify the terms of the employee handbook, except as required by law. The arbitrator shall have the authority to rule on motions by the parties, to issue protective orders upon motion of any party or third party, and to determine only the disputes submitted by the parties based upon the grounds presented. Any dispute or argument not presented by the parties is outside the scope of the arbitrator's jurisdiction and any award invoking such disputes or arguments is subject to a motion to vacate; provided, however, the arbitrator shall have exclusive authority to resolve any dispute relating to the validity, interpretation and enforcement of these arbitration procedures.

       4. Discovery


          The arbitrator shall have the power, in addition to determining the merits of the dispute submitted, to permit discovery regarding the subject matter of arbitration and to enforce the rights, remedies, procedures, duties, liabilities and obligations of discovery by the imposition of the same terms, conditions, consequences, liabilities, sanctions and penalties as may be imposed in like circumstances by a Superior Court under the California Code of Civil Procedure. All discovery must be completed thirty (30) days prior to the date set for the arbitration hearing.

       5. Hearing Procedure


          The issue(s) submitted to the arbitrator must be set forth in the request for arbitration. The arbitrator shall have no authority to frame the statement of the issue(s). Unless otherwise agreed by the parties, the arbitration hearing shall be governed by the formal rules of evidence contained in the California Evidence Code. The parties shall mutually agree on the number of days required for hearing. The hearing shall be recorded and transcribed verbatim by a certified shorthand reporter. Each party shall bear its own costs with respect to a copy of the transcript of the hearing; however, the parties shall each be responsible for one-half the cost of the court reporter's fee and the arbitrator's copy of the hearing transcript.

       6. Post-Hearing Procedure


          Each party shall have the right to present closing argument at the conclusion of all sworn testimony and, in addition to or in lieu of closing argument, either party shall have the right to submit post-hearing briefs. The due date and procedure for exchanging post-hearing briefs shall be mutually agreed upon by the parties or as directed by the arbitrator.

       7. Opinion and Award


          The arbitrator shall issue a written opinion and award within sixty
(60) days of closing arguments or the receipt of post-hearing briefs, whichever is later. The arbitration award and opinion shall be signed and dated by the arbitrator and shall decide all issues submitted and set forth the legal principles supporting each aspect of the opinion and award. The arbitrator shall only be permitted to award those remedies in law or equity which are requested by the parties and which are supported by the credible, relevant evidence. The arbitrator shall have no authority to award punitive or exemplary damages under any circumstances or for any reason.

       8. Fees and Costs


          Each party shall be responsible for its own attorney's fees, except as provided by law, and for all costs associated with discovery unless otherwise ordered by the arbitrator. Each party shall also be responsible for one-half of the arbitrator's fee and one-half of any costs associated with the facilities for the arbitration hearing.

       9. Severability

          In the event that any provision of this procedure is determined by the arbitrator or by a court of competent jurisdiction to be illegal, invalid, or unenforceable to any extent, such term or provision shall be enforced to the extent permissible under law and all remaining terms and provisions hereof shall continue in full force and effect.

                                   EXHIBIT D

                             SCHEDULE OF EXCEPTIONS


     Section 3.6
     -----------

          W3C has a wholly owned subsidiary, W3 Commerce Limited, located in the United Kingdom.

     Section 3.7
     -----------

          W3C has negotiated for a license to use certain software in the operation of its business. The cost of such license will not exceed $10,000.

     Section 3.8
     -----------

          W3C is indebted to Colin Lucas-Mudd in the amount of $64,355. The parties acknowledge that this liability will be assumed by Synbiotics.